Exhibit 99.3

RARE ELEMENT RESOURCES LTD.

UP TO 105,808,445 COMMON SHARES
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE RIGHTS
TO SUBSCRIBE FOR SUCH SHARES

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., NEW YORK CITY TIME,
ON DECEMBER 8, 2021, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

November 12, 2021

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Rare Element Resources Ltd. (the “Company”) of common shares, without par value (the “Common Shares”) of the Company, pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of Common Shares on October 19, 2021 (the “Record Date”). The Rights and Common Shares are described in the accompanying prospectus supplement covering the Rights and the Common Shares issuable upon their exercise dated November 12, 2021 (the “Prospectus Supplement”).

In the Rights Offering, the Company is offering an aggregate of 105,808,445 Common Shares, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on December 8, 2021 (the “Expiration Date”), subject to extension or earlier termination.

As described in the Prospectus Supplement, each beneficial owner of Common Shares registered in the name of such beneficial owner or the name of a nominee is entitled to one Right for each Common Share owned, on the Record Date. Each Right allows the holder thereof to subscribe for one Common Share (the “Basic Subscription Privilege”) at the cash price of $0.24 per share (the “Subscription Price”). For example, if a Rights holder owned 10 Common Shares as of the Record Date, it would receive 10 Rights and would have the right to purchase 10 Common Shares for the Subscription Price each.

If a Rights holder purchases all of the Common Shares available to it pursuant to its Basic Subscription Privilege, it may also exercise an oversubscription privilege (the “Oversubscription Privilege”) to purchase Common Shares that are not purchased by holders through the exercise of their Basic Subscription Privileges at the Expiration Date (such shares, the “Unsubscribed Shares”). To the extent the number of the Unsubscribed Shares is not sufficient to satisfy all of the properly exercised Oversubscription Privilege requests, then the available shares will be prorated among those who properly exercised their Oversubscription Privilege based on the number of shares each Rights holder subscribed for under the Oversubscription Privilege. Each Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of additional Common Shares equal to the lesser of (1) the number of Common Shares subscribed for by the Rights holder under the Oversubscription Privilege and (2) the number calculated in accordance with the following formula: x(y/z), where x = the aggregate number of Common Shares available through unexercised Rights after giving effect to the Basic Subscription Privilege; y = the number of Rights exercised by the Rights holder under the Basic Subscription Privilege; z = the aggregate number of Rights exercised under the Basic Subscription Privilege by Rights holders of the Rights that have subscribed for Common Shares under the Oversubscription Privilege. Fractional shares resulting from the exercise of the Oversubscription Privilege as to any Rights holder will be eliminated by rounding down to the nearest whole share.

Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Privilege and its Oversubscription Privilege. Because the Company will not know the total number of Unsubscribed Shares prior to the Expiration Date, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to the Rights holder’s Oversubscription Privilege, such holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Common Shares available to the Rights holder, assuming that no holders other than such Rights holder purchases any Common Shares pursuant to the Basic Subscription Privilege and Oversubscription Privilege. Any excess subscription payments received by Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) will be returned, without interest or deduction, as soon as practicable after the termination of the Rights Offering.

The Company can provide no assurances that each Rights holder will actually be entitled to purchase the number of Common Shares issuable upon the exercise of its Oversubscription Privilege in full. The Company will not be able to satisfy a Rights holder’s exercise of the Oversubscription Privilege if the Rights Offering is subscribed in full, and the Company will only honor an Oversubscription Privilege to the extent sufficient Common Shares are available following the exercise of Rights under the Basic Subscription Privileges, subject to the limitations set forth below:

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Oversubscription Privilege is less than the amount the holder of Rights actually paid in connection with the exercise of the Oversubscription Privilege, the Rights holder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Date, and the Rights holder’s excess subscription payment received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable after the Expiration Date.

•	To the extent the amount the Rights holder actually paid in connection with the exercise of the Oversubscription Privilege is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Rights holder pursuant to the Oversubscription Privilege, such Rights holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Oversubscription Privilege. See “The Rights Offering—Oversubscription Privilege.”

The Company is asking persons who hold Common Shares beneficially and who have received the Rights distributable with respect to those shares through a broker, custodian bank, or other nominee, as well as persons who hold certificates of Common Shares directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Enclosed are copies of the following documents:

1.	The Prospectus Supplement;

2.	A letter to holders of the Rights as to the use of Rare Element Resources Ltd. Subscription Rights Certificates;

3.	A form of letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or the name of your nominee (including a Beneficial Owner Election Form), with an attached form of instructions;

4.	Nominee Holder Certification; and

5.	A return envelope addressed to Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent.

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Nominee Holder Certification, with payment of the Subscription Price in full for each Common Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive the Nominee Holder Certification with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Date. A Rights holder cannot revoke, change or cancel the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the information agent. The information agent may be contacted by telephone at (888) 789-8409 (domestic) or (720) 414-6898 (international) or by email at shareholder@broadridge.com. Any questions or requests for assistance concerning the Rights Offering should be directed to the information agent.

Very truly yours,

Rare Element Resources Ltd.

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